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                                                                   EXHIBIT 10.12

                            FORM OF WARRANT AGREEMENT


         WARRANT AGREEMENT dated as of April 2, 2001, between Sonicport, Inc., a Nevada corporation (the "Company"), and _____________ ("Holder" or "Warrantholder").

         WHEREAS, the Company proposes to issue _____________ (_________) warrants (the "Warrants"), each such Warrant entitling the holder thereof to purchase one share of Common Stock, par value $.0001 per share, of the Company (the "Shares" or the "Common Stock") at an exercise price of seventy-three cents ($0.73); and

         WHEREAS, the Warrants which are the subject of this Agreement will be issued by the Company to Holder as part of consideration payable to Holder.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. WARRANT CERTIFICATES. The warrant certificates to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be in the form set forth in Exhibit A, attached hereto and made a part hereof. The warrant certificates shall be executed on behalf of the Company by its Chief Executive Officer, President or any Vice President under its corporate seal reproduced thereon and attested by its corporate secretary or one of its assistant secretaries. Warrant Certificates may be exchanged at the Warrantholder's option, when surrendered to the Company for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.

         SECTION 2. RIGHT TO EXERCISE WARRANTS. Each Warrant may be exercised from the date of this Agreement until 11:59 PM (Los Angeles time) on April 1, 2006 (the "Expiration Date") pursuant to the provisions set forth in Section 3 hereof. Each Warrant not exercised on or before the Expiration Date shall expire. Subject to the provisions of this Warrant Agreement, including Section 11 hereof, the holder of each Warrant shall have the right to purchase from the Company, and the Company shall issue and sell to each such Warrantholder, at an initial price of seventy-three cents ($0.73) per Share, provided that subject to adjustment as provided herein (the "Exercise Price"), one fully paid and nonassessable Share upon surrender to the Company of the Warrant Certificate evidencing such Warrant, with the form of election to purchase duly completed and signed and evidence of payment of the Exercise Price. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check or
(ii) by the surrender of a portion, of this Warrant where the Shares subject to the portion of this Warrant that are so surrendered have a Fair Market Value (net of the associated Exercise Price with respect to such Shares) equal to the aggregate Exercise Price for the Shares as to which this Warrant is then-being exercised. For the purpose of this Warrant, (i) "Fair Market Value" shall mean the average of the reported Closing Prices of the Common Stock of the Company, for each of the ten (10) trading days immediately preceding the relevant date, and (ii) "Closing Price" shall mean the closing price of such common stock, regular way, on the New York Stock Exchange, or, if such common stock is not listed or admitted to trading on such



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exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing price of such common stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service.

         Upon surrender of such Warrant Certificate and payment of the Exercise Price, the Company shall cause to be issued and delivered promptly to the Warrantholder a certificate for the Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. The Warrants evidenced by a Warrant Certificate shall be exercisable at the election of the Warrantholder thereof, subject to the provisions of Section 3 hereof

         SECTION 3. RESERVATION OF SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the full number of Shares deliverable upon the exercise of all outstanding Warrants. The Company covenants that all Shares which may be issued upon exercise of Warrants will be validly issued, fully paid and nonassessable outstanding Shares of the Company.

         SECTION 4. REGISTRATION UNDER THE SECURITIES ACT OF 1933. Holder represents and warrants to the Company that Holder is acquiring the Warrants for investment and with no present intention of distributing or reselling any of the Warrants. The Shares and the certificate or certificates evidencing any such Shares shall bear the following legend:

         "THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN ETON FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

Certificates for Shares without such legend shall be issued if such shares are sold pursuant to an effective registration statement under the Act or if the Company has received an opinion from counsel reasonably satisfactory to counsel for the Company, that such legend is no longer required under the Act. Certificates for Warrants or Shares shall also bear such legends as may be required from time to time by law. Notwithstanding the foregoing the Shares are subject to that certain Registration Rights Agreement dated as of the date hereof among the Company, the holder and certain other persons.

         SECTION 5.  RULE 144.

If the Company shall be subject to the reporting requirements of Section 13 of the 1934 Act, the Company will use its best efforts to file timely all reports required to be filed from time to time with the Commission (including but not limited to the reports under Section 13 and 15(d) of the 1934 Act referred to in subparagraph (c)(l) of Rule 144 adopted by the Commission under the Act). If there

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is a public market for any Shares of the Company at any time that the Company is not subject to the reporting requirements of either of said Section 13 or 15(d), the Company will, upon the request of any holder of any Shares or Warrants, use its best efforts to make publicly available the information concerning the Company referred to in subparagraph (c)(2) of said Rule 144. The Company will furnish to each holder of any shares or Warrants, promptly upon request, (i) a written statement of the Company's compliance with the requirements of subparagraphs (c)(1) or (c)(2), as the case may be, of said Rule 144, and (ii) written information concerning the Company sufficient to enable such holder to complete any Form 144 required to be filed with the Commission pursuant to said Rule 144.

         SECTION 6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES AND CLASS OF CAPITAL STOCK PURCHASABLE. The Exercise Price and the number of Shares and classes of capital stock of the Company purchasable upon the exercise of each Warrant are subject to adjustment from time to time as set forth in this Section b.

         a. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the Company: (1) pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock; (2) subdivides its outstanding shares of Common Stock into a greater number of shares; (3) combines its outstanding shares of Common Stock into a smaller number of shares; (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or (5) issues by reclassification of its shares of Common Stock any shares of its capital stock; then the number and classes of shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

         b. ADJUSTMENT FOR OTHER DISTRIBUTIONS. If the Company distributes to all holders of shares of its Common Stock any of its assets or debt securities or any rights or warrants to the purchase assets, debt securities or other securities of the Company, the Company shall, at the option of each Warrantholder, either:

                  (1) distribute to each Warrantholder, on the date of distribution to the shareholders, the amount of such assets or debt securities or the number of such rights or warrants, pro rata, determined in accordance the following formula:

         X' = X x   W
                  -----

                                      O + W

         where

         X'= the amount of assets or debt securities or the number of rights or warrants to be distributed to such Warrant holder, as the case may be.
         X = the total amount of assets or debt securities or the total number of rights or warrants to be distributed, as the case may be.
         W = the number of shares of Common Stock purchasable upon exercise of the Warrants held by such Warrantholder outstanding on the record date


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                  immediately preceding such distribution of assets or debt
                  securities.

         O = the number of shares of Common Stock outstanding on the record date immediately preceding such distribution of assets or debt securities; or

                  (2) adjust the Exercise Price in accordance with the following formula:

         C' = C x (O X M) - F
                  -----------

                                      O x M

         where
         C' =     the adjusted Exercise Price.
         C  =     the Exercise price on the record date set forth below.
         O  =     the number of shares of Common Stock outstanding on the
                  record date set forth below.
         M  =     the Current Market Price per share of Common Stock on the
                  date set forth below.
         F  =     the fair market value of the aggregate distribution of the assets on the record date of such distribution of the assets, securities, rights or warrants. The Board of Directors of the Company shall in good faith determine such fair market value.

         c. CONSOLIDATION, MERGER OR SALE OF THE COMPANY. If the Company is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company's obligations under this Warrant Agreement. Upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section.

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         SECTION 7. NOTICES TO COMPANY AND HOLDER. Any notice or demand authorized by this Agreement to be given or made by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently give or made if sent by registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the holders) to the Company as follows:

                                            SonicPort, Inc.
                                            21621 Nordhoff Street
                                            Chatsworth, CA 91311
                                            Attention: David Baeza

         Any notice pursuant to this Agreement to be given by the Company to Holder shall be sufficiently given if sent by registered mail, postage prepaid, addressed (until another address is filed in writing by Holder with the Company) to Holder as follows:

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         SECTION 8. SUPPLEMENTS AND AMENDMENTS. The Company and Holder may from time to time supplement or amend this Agreement without the approval of any Warrantholders (other than Holder) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Holder may deem necessary or desirable and which the Company and Holder deem shall not adversely affect the interests of the Warrantholders.

         SECTION 9. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 10. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all proposes shall be governed by and construed in accordance with the laws of said State.

         SECTION 11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

                                               SONICPORT, INC.


                                               By: /S/ DAVID BAEZA
                                                   -----------------------------
                                                   Name:  David Baeza
                                                   Title: President & Chief
                                                          Executive Officer


                                               Holder:

                                               ---------------------------------




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